Exhibit 99.1

ALLEGIANT TRAVEL COMPANY
THRID QUARTER 2011 FINANCIAL RESULTS
35th Consecutive Profitable Quarter
Fully Diluted Earnings per Share of $.49

Las Vegas, Nev., October 26, 2011 /GLOBE NEWSWIRE/ – Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the 3rd quarter 2011 and comparisons to prior year equivalents:

Unaudited	3Q11	3Q10	Change
Total operating revenue (millions)	$191.5	$163.6	17.0%
Operating income (millions)	$16.7	$19.5	(14.1)%
Operating margin	8.7%	11.9%	-3.2pp
EBITDA (millions)	$27.5	$28.4	(3.1)%
EBITDA margin	14.4%	17.3%	-2.9pp
Net income (millions)	$9.5	$13.2	(27.9)%
Diluted earnings per share	$0.49	$0.67	(26.9)%

Scheduled Service:
Average fare - scheduled service	$84.94	$69.99	21.4%
Average fare - ancillary air-related charges	$30.38	$29.14	4.3%
Average fare - ancillary third party products	$5.31	$4.52	17.5%
Average fare - total	$120.63	$103.65	16.4%
Scheduled service passenger revenue per ASM (PRASM)(cents)	8.58	6.89	24.5%
Total scheduled service revenue per ASM (TRASM) (cents)	12.19	10.20	19.5%
Load factor	92.2%	89.6%	2.6pp

Total System*:
Operating expense per passenger	$110.71	$92.41	19.8%
Operating expense per passenger, excluding fuel	$57.42	$52.34	9.7%
Operating expense, excluding fuel per ASM (CASM ex fuel) (cents)	5.69	4.96	14.7%
*Total system includes scheduled service, fixed-fee contract and non-revenue flying

“We are very proud to report our 35th consecutive profitable quarter,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company.  “I’d like to thank our Team Members for their great efforts and contributions to another successful quarter.”

“Revenues continue to perform nicely.  Most of the meaningful revenue metrics during the third quarter increased 15% or more year over year, another strong performance.  We are continuing our focus on near term projects.  We now have two 166 seat MD-80 aircraft in service on our Bellingham routes, and we are beginning to sell into the extra seats.

“Our 757 activity was successful during the quarter as well.  We began operations with our initial 757 aircraft in late July and operated it on two routes to and from Las Vegas.  For a nominal amount of additional fuel burn, we are generating 67 additional profit potential seats. These additional seats on our peak days, in the proper markets, are expected to contribute significant incremental profit.

“Lastly we are making good progress on the revamp of our automation platform.  Current plans call for our new platform to be available in time for the January 24th DOT cutover date.  It will be the first enhancement of many to come, with the ultimate objective of creating an OTA style system that will enhance our efforts to sell additional hotel overnights and associated packages,” concluded Gallagher.

Andrew C. Levy, President of Allegiant Travel Company, stated, “We are very pleased in our ability to continuously offset increases in fuel prices with higher fares.  Our total fare of $120.63 is a record high for the 3rd quarter, which is our seasonally weakest time of the year.  It is the fourth consecutive quarter in which we have posted record fares for the respective quarter.

“Gains in the base airfare, air-related ancillary, third party ancillary and load factor all contributed to a 19.5% increase in TRASM.  The unit revenue comparables become more difficult as the year progresses, but October should be another strong month with a projected year over year gain in PRASM between 16 and 18% despite 5% capacity growth.  We expect 4th quarter PRASM to increase between 11 and 13% on a year over year basis despite capacity growth of between 5 and 9%.

“Finally, we are again pleased with the growth in third party ancillary revenue.  As noted below, we saw growth in both hotel room nights and rental car days which helped to account for a 17.5% increase in ancillary revenue per passenger for the quarter,” concluded Levy.

Supplemental Ancillary Revenue Information (unaudited)	3Q11	3Q10	Change
Gross ancillary revenue - third party products (000)	$27,315	$22,716	20.2%
Cost of goods sold (000)	($18,395)	($15,043)	22.3%
Transaction costs (a) (000)	($1,078)	($943)	14.3%
Ancillary revenue - third party products (000)	$7,842	$6,730	16.5%
As percent of gross	28.7%	29.6%	-0.9pp
As percent of income before taxes	52.6%	35.0%	17.6pp
Ancillary revenue - third party products/scheduled passenger	$5.31	$4.52	17.5%
Hotel room nights	163,000	136,000	19.9%
Rental car days	146,000	134,000	9.0%
(a) includes credit card fees and travel agency commissions

Scott Sheldon, SVP and CFO of Allegiant Travel Company, stated, “During the quarter our cost per passenger ex-fuel increased 9.7% to $57.42.  The increase in ex-fuel costs was due in part to a 6.5% reduction in aircraft utilization and a 2.3% decline in average stage length.  As was the case in the 2nd quarter, we once again restricted capacity in the 3rd quarter in an effort to offset higher fuel which put additional pressure on our unit costs.

“Our increase in non-fuel costs was also due to the continued execution of our engine overhaul strategy, credit card processing fees related to a substantial increase in scheduled revenue and depreciation and amortization related to our four operating 757 aircraft, three of which are leased to other carriers.

“Lastly, our unrestricted cash balance (including investments in marketable securities) decreased slightly during the 3rd quarter to $303 million, down $14 million from the end of the 2nd quarter.  During the quarter we raised $7 million of debt secured by one 757 aircraft purchased during the first quarter.  In addition we spent $19 million in cap ex bringing our year to date total to $69 million,” concluded Sheldon.

Unaudited (millions)	9/30/11	12/31/10	Change
Unrestricted cash *	$303.4	$150.3	101.9%
Unrestricted cash net of air traffic liability	186.4	48.9	281.2%
Total debt	147.8	28.1	426.0%
Total stockholders’ equity	339.1	297.7	13.9%

	nine months ended Sept 30,
Unaudited (millions)	2011	2010	Change
Capital expenditures – year to date	$69.0	$82.2	(16.1)%
*-Unrestricted cash includes investments in marketable securities

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision
Revenue guidance	October 2011	4th quarter 2011
Estimated PRASM year-over-year growth	+16 to 18%	+11 to 13%
Capacity guidance
System	4th quarter 2011	Full year 2011	1st quarter 2012
Departure year-over-year growth	+5 to 9%	0 to +4%	+8 to 12%
ASM year-over-year growth	+6 to 10%	0 to +4%	+13 to 17%
Scheduled
Departure year-over-year growth	+2 to 6%	0 to +4%	+10 to 14%
ASM year-over-year growth	+5 to 9%	0 to +4%	+15 to 19%

Cost guidance	4th quarter 2011	Full year 2011
CASM ex fuel – year over year growth	+7 to 9%	+12 to 14%

Fixed fee and other revenue guidance	4th quarter 2011
Fixed fee revenue and other revenue (millions)	$11 to $13

CASM ex fuel – cost per available seat mile excluding fuel expense

•	An operating fleet of 52 MD-80 and one 757 aircraft through the 4th quarter of 2011.

•	2011 capital expenditures of approximately $105 to $120 million.

Allegiant Travel Company will host a conference call with analysts at 4:30 East Coast time today, October 26, 2011, to discuss its 3rd quarter 2011 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to major leisure destinations such as Las Vegas, Orlando, Fla., Tampa/St. Petersburg, Fla., Phoenix-Mesa, Los Angeles and Fort Lauderdale, Fla. Through its subsidiary, Allegiant Air, the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Brian Davis
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, our ability to obtain regulatory approval to operate our 757 aircraft in extended overwater operations, our expected progress on reconfiguration of our MD-80 aircraft, ASM growth, departure growth, fleet growth,  fixed-fee and other revenues and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope”  or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, unionization efforts, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended September 30, 2011 and 2010
(in thousands, except per share amounts)
(Unaudited)
	Three months ended September 30,		Percent
	2011	2010	change
OPERATING REVENUE:
Scheduled service revenue	$125,545	$104,188	20.5
Ancillary revenue:
Air-related charges	44,905	43,372	3.5
Third party products	7,842	6,730	16.5
Total ancillary revenue	52,747	50,102	5.3

Fixed fee contract revenue	9,676	8,972	7.8
Other revenue	3,532	359	883.8
Total operating revenue	191,500	163,621	17.0

OPERATING EXPENSES:
Aircraft fuel	84,118	62,495	34.6
Salary and benefits	29,517	28,442	3.8
Station operations	17,154	16,268	5.4
Maintenance and repairs	21,075	16,782	25.6
Sales and marketing	4,919	3,908	25.9
Aircraft lease rentals	303	489	(38.0)
Depreciation and amortization	10,676	8,779	21.6
Other	7,007	6,978	0.4
Total operating expenses	174,769	144,141	21.2

OPERATING INCOME	16,731	19,480	(14.1)
As a percent of total operating revenue	8.7%	11.9%
OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(78)	(106)	(26.4)
Interest income	(338)	(241)	40.2
Interest expense	2,255	596	278.4
Total other (income) expense	1,839	249	638.6

INCOME BEFORE INCOME TAXES	14,892	19,231	(22.6)
As a percent of total operating revenue	7.8%	11.8%

PROVISION FOR INCOME TAXES	5,406	6,072	(11.0)

NET INCOME	$9,486	$13,159	(27.9)
As a percent of total operating revenue	5.0%	8.0%

Earnings per share to common stockholders (1):
Basic	$0.50	$0.68	(26.5)
Diluted	$0.49	$0.67	(26.9)

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,940	19,349	(2.1)
Diluted	19,128	19,569	(2.3)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended September 30, 2011 and 2010
(Unaudited)
	Three months ended September 30,		Percent
	2011	2010	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,578,645	1,559,836	1.2
Revenue passenger miles (RPMs) (thousands)	1,425,002	1,425,761	(0.1)
Available seat miles (ASMs) (thousands)	1,593,766	1,646,431	(3.2)
Load factor	89.4%	86.6%	2.8
Operating revenue per ASM (cents)	12.02	9.94	20.9
Operating expense per ASM (CASM) (cents)	10.97	8.75	25.4
Fuel expense per ASM (cents)	5.28	3.80	38.9
Operating CASM, excluding fuel (cents)	5.69	4.96	14.7
Operating expense per passenger	$110.71	$92.41	19.8
Fuel expense per passenger	$53.28	$40.07	33.0
Operating expense per passenger, excluding fuel	$57.42	$52.34	9.7
Departures	12,527	12,761	(1.8)
Block hours	28,050	28,748	(2.4)
Average stage length (miles)	845	865	(2.3)
Average number of operating aircraft during period	52.3	50.6	3.4
Total aircraft in service at period end	53	51	3.9
Average departures per aircraft per day	2.6	2.7	(3.7)
Average block hours per aircraft per day	5.8	6.2	(6.5)
Full-time equivalent employees at period end	1,545	1,623	(4.8)
Fuel gallons consumed (thousands)	26,973	27,832	(3.1)
Average fuel cost per gallon	$3.12	$2.25	38.7

Scheduled service statistics
Passengers	1,478,046	1,488,600	(0.7)
Revenue passenger miles (RPMs) (thousands)	1,347,896	1,356,043	(0.6)
Available seat miles (ASMs) (thousands)	1,462,636	1,512,650	(3.3)
Load factor	92.2%	89.6%	2.6
Departures	10,834	11,316	(4.3)
Average passengers per departure	136	132	3.0
Block hours	25,306	26,258	(3.6)
Yield (cents)	9.31	7.68	21.2
Scheduled service revenue per ASM (PRASM) (cents)	8.58	6.89	24.5
Total ancillary revenue per ASM (cents)	3.61	3.31	9.1
Total scheduled service revenue per ASM (TRASM) (cents)	12.19	10.20	19.5
Average fare - scheduled service	$84.94	$69.99	21.4
Average fare - ancillary air-related charges	$30.38	$29.14	4.3
Average fare - ancillary third party products	$5.31	$4.52	17.5
Average fare - total	$120.63	$103.65	16.4
Average stage length (miles)	892	891	0.1
Fuel gallons consumed (thousands)	24,435	25,342	(3.6)
Average fuel cost per gallon	$3.32	$2.36	40.7
Percent of sales through website during period	88.2%	88.2%	-

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Consolidated Statements of Income
Nine Months Ended September 30, 2011 and 2010
(in thousands, except per share amounts)
(Unaudited)
	Nine months ended September 30,		Percent
	2011	2010	change
OPERATING REVENUE:
Scheduled service revenue	$387,387	$322,074	20.3
Ancillary revenue:
Air-related charges	136,212	129,523	5.2
Third party products	23,122	18,824	22.8
Total ancillary revenue	159,334	148,347	7.4

Fixed fee contract revenue	31,168	30,142	3.4
Other revenue	7,291	1,045	597.7
Total operating revenue	585,180	501,608	16.7

OPERATING EXPENSES:
Aircraft fuel	249,759	182,083	37.2
Salary and benefits	90,266	81,098	11.3
Station operations	50,180	47,443	5.8
Maintenance and repairs	57,422	44,221	29.9
Sales and marketing	15,576	13,109	18.8
Aircraft lease rentals	948	1,567	(39.5)
Depreciation and amortization	30,722	25,821	19.0
Other	25,037	22,460	11.5
Total operating expenses	519,910	417,802	24.4

OPERATING INCOME	65,270	83,806	(22.1)
As a percent of total operating revenue	11.2%	16.7%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(92)	3	(3,166.7)
Interest income	(1,000)	(996)	0.4
Interest expense	5,286	2,000	164.3
Total other (income) expense	4,194	1,007	316.5

INCOME BEFORE INCOME TAXES	61,076	82,799	(26.2)
As a percent of total operating revenue	10.4%	16.5%

PROVISION FOR INCOME TAXES	22,488	29,478	(23.7)

NET INCOME	$38,588	$53,321	(27.6)
As a percent of total operating revenue	6.6%	10.6%

Earnings per share to common stockholders (1):
Basic	$2.03	$2.70	(24.8)
Diluted	$2.01	$2.67	(24.7)

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,927	19,167	(1.3)
Diluted	19,109	19,899	(4.0)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Nine Months Ended September 30, 2011 and 2010
(Unaudited)
	Nine months ended September 30,		Percent
	2011	2010	change*
OPERATING STATISTICS
Total system statistics
Passengers	4,678,885	4,539,405	3.1
Revenue passenger miles (RPMs) (thousands)	4,276,723	4,217,904	1.4
Available seat miles (ASMs) (thousands)	4,788,343	4,804,743	(0.3)
Load factor	89.3%	87.8%	1.5
Operating revenue per ASM (cents)	12.22	10.44	17.0
Operating expense per ASM (CASM) (cents)	10.86	8.70	24.8
Fuel expense per ASM (cents)	5.22	3.79	37.7
Operating CASM, excluding fuel (cents)	5.64	4.91	14.9
Operating expense per passenger	$111.12	$92.04	20.7
Fuel expense per passenger	$53.38	$40.11	33.1
Operating expense per passenger, excluding fuel	$57.74	$51.93	11.2
Departures	37,194	36,825	1.0
Block hours	85,694	85,611	0.1
Average stage length (miles)	859	876	(1.9)
Average number of operating aircraft during period	51.5	48.2	6.8
Total aircraft in service at period end	53	51	3.9
Average departures per aircraft per day	2.6	2.8	(7.1)
Average block hours per aircraft per day	6.1	6.5	(6.2)
Full-time equivalent employees at period end	1,545	1,623	(4.8)
Fuel gallons consumed (thousands)	81,386	81,549	(0.2)
Average fuel cost per gallon	$3.07	$2.23	37.7

Scheduled service statistics
Passengers	4,384,370	4,314,149	1.6
Revenue passenger miles (RPMs) (thousands)	4,031,758	4,020,703	0.3
Available seat miles (ASMs) (thousands)	4,366,323	4,416,651	(1.1)
Load factor	92.3%	91.0%	1.3
Departures	32,226	32,221	-
Average passengers per departure	136	134	1.5
Block hours	77,019	77,566	(0.7)
Yield (cents)	9.61	8.01	20.0
Scheduled service revenue per ASM (PRASM) (cents)	8.87	7.29	21.7
Total ancillary revenue per ASM (cents)	3.65	3.36	8.6
Total scheduled service revenue per ASM (TRASM) (cents)	12.52	10.65	17.6
Average fare - scheduled service	$88.36	$74.66	18.3
Average fare - ancillary air-related charges	$31.07	$30.02	3.5
Average fare - ancillary third party products	$5.27	$4.36	20.9
Average fare - total	$124.70	$109.04	14.4
Average stage length (miles)	901	914	(1.4)
Fuel gallons consumed (thousands)	73,483	73,804	(0.4)
Average fuel cost per gallon	$3.30	$2.37	39.2
Percent of sales through website during period	88.6%	88.3%	3.0

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Quarters Ended September 30, 2011 and 2010
 (Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

	Three months ended September 30,		Percent
(in thousands)	2011	2010	change
Net income	$9,486	$13,159	(27.9)
Plus (minus)
Interest income	(338)	(241)	40.2
Interest expense	2,255	596	278.4
Provision for income taxes	5,406	6,072	(11.0)
Depreciation and amortization	10,676	8,779	21.6
EBITDA	$27,485	$28,365	(3.1)